EXHIBIT 3.2
AMENDED AND RESTATED BY-LAWS
OF
SIDHU SPECIAL PURPOSE CAPITAL CORP.
(A Delaware Corporation)
Dated as of                     , 2008

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Table of Contents
(continued)

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ARTICLE I
DEFINITIONS
     1.1 Defined Terms. As used in these By-laws, unless the context otherwise requires, the term:
          (a) “Assistant Secretary” means an Assistant Secretary of the Corporation.
          (b) “Assistant Treasurer” means an Assistant Treasurer of the Corporation.
          (c) “Board of Directors” means the Board of Directors of the Corporation.
          (d) “By-laws” means these By-laws of the Corporation, as amended or restated from time to time.
          (e) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended or restated from time to time.
          (f) “Chairman” means the Chairman of the Board of Directors of the Corporation.
          (g) “CEO” means the Chief Executive Officer of the Corporation.
          (h) “Corporation” means Sidhu Special Purpose Capital Corp.
          (i) “DGCL” means the Delaware General Corporation Law, as amended from time to time.
          (j) “Directors” means the directors of the Corporation.
          (k) “Entire Board” means all directors of the Corporation in office, whether or not present at a meeting of the Board of Directors, but disregarding vacancies.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.
          (m) “IPO Date” means the date upon which the Corporation consummates the initial public offering of shares of common stock of the Corporation pursuant to an effective Registration Statement filed under the Securities Act.
          (n) “Law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

          (o) “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the DGCL to the contrary notwithstanding.
          (p) “President” means the President of the Corporation.
          (q) “SEC” means the Securities and Exchange Commission or any successor thereto.
          (r) “Secretary” means the Secretary of the Corporation.
          (s) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.
          (t) “Stockholders” means the stockholders of the Corporation.
          (u) “Treasurer” means the Treasurer of the Corporation.
          (v) “Vice Chairman” means the Vice Chairman of the Board of Directors of the Corporation.
          (w) “Vice President” means Vice President of the Corporation.
ARTICLE II
STOCKHOLDERS
     2.1 Place of Meetings. Meetings of Stockholders may be held at such place or solely by means of remote communication or otherwise, as may be designated by the Board of Directors from time to time.
     2.2 Annual Meeting. A meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board of Directors from time to time.
     2.3 Special Meetings. Unless otherwise prescribed by applicable law and subject to the express terms of any series of shares of preferred stock, special meetings of Stockholders may be called only by (a) the Chairman or (b) a majority of the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.
     2.4 Record Date.
          (a) For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 or less than ten days before the date of such meeting. For the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the

Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than ten days after the date on which the record date was fixed by the Board of Directors. For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 days prior to such action.
          (b) If no such record date is fixed:
                    (i) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and
                    (ii) When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2A , such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.
     2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.
     2.6 Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.
     2.7 List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.
     2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes is required, a quorum shall consist of no less than a majority in voting power of the shares of such classes or series of classes. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholder. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     2.9 Voting: Proxies. At any meeting of Stockholders, all matters other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.
     2.10 Voting Procedures and Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such meeting.
     2.11 Conduct of Meetings; Director Nominations; Meeting Business and Other Stockholder Proposals.
          (a) Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the CEO, or in the absence of the CEO, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board of Directors (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors, and in case the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.
          (b) Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of the Board of Directors, (ii) by any nominating committee designated by the Board of Directors or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of Section 2.11(d) hereof (persons nominated in accordance with (iii) above are referred to herein as “Stockholder Nominees “).
          (c) Meeting Business. At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof or (iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.11(d) hereof (business brought before the meeting in accordance with (iii) above is referred to as “Stockholder Business “).
          (d) Stockholder Proposals. In addition to any other applicable requirements, at any annual or special meeting of Stockholders (i) all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”) and (ii) all proposals-of-Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder-of record of the Corporation (the “Notice of Business”). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board of Directors or business to be conducted, at an annual meeting of Stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of Stockholders or (ii) in the case of the nomination of a person for election to the Board of Directors at a special meeting of Stockholders, not more than 120 days prior to and not less than the later of (A) 90 days prior to such special meeting or (B) the 10th day following the day on which the notice of such special meeting was made by mail or Public Disclosure (as defined below); provided, however, that in the event that either (i) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the prior year’s annual meeting of Stockholders, (ii) no annual meeting was held during the prior year or (iii) in the ease of the Corporation’s first annual meeting of Stockholders following its IPO Date, notice by the Stockholder to be timely must be received (i) no earlier than 120 days prior to such annual meeting and (ii) no later than the later of 90 days prior to such annual meeting or 10 days following the day the notice of such annual meeting was made by mail or Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date. In no event shall the Public Disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.
     Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the Office of the Corporation, addressed to the attention of the Secretary, not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or otherwise to solicit proxies from Stockholders in support of such nomination, (v) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act and the written consent of each such

Stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (vi) all other information that would be required to be filed with the SEC if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act. The Corporation may require any Stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder nominee to serve as a Director of the Corporation. The person presiding over the meeting may determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded.
     The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder Business, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from Stockholders in support of such proposal, (v) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration) and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, and the reasons for conducting such Stockholder Business at the annual meeting, (vi) any material interest of the Stockholder and/or beneficial owner in such Stockholder Business and (vii) all other information that would be required to be filed with the SEC if the person proposing such Stockholder Business were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in Section 2.11(c) and this Section 2.11(d), provided, however, that nothing in this Section 2.11(d) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedures. Notwithstanding anything else to the contrary in these By-laws, any Stockholder Business may be excluded if the exclusion of such Stockholder Business is permitted by the applicable regulations of the SEC. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he or she should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
     Notwithstanding the foregoing provisions of this Section 2.11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder Nomination or the Stockholder Business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.
     For purposes of this Section 2.11, “Public Disclosure” shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
     Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
     2.12 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.
ARTICLE III
DIRECTORS
     3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
     3.2 Number; Qualification; Term of Office. The Board of Directors shall consist of no less than three and no more than 20 members, the number thereof to be determined in accordance with the Certificate of Incorporation. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal. Directors need not be Stockholders.
     3.3 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board of Directors for any reason may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining Director. A Director so elected to fill a vacancy shall be elected to hold office until the earlier of the expiration of the term of office of the Director whom he or she has replaced, a successor is elected and qualified, or until the Director’s earlier death, resignation, disqualification or removal.

     3.4 Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.
     3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its Chairman.
     3.6 Special Meetings. Special meetings oldie Board of Directors may be held at such times and at such places as may be determined by the Chairman, CEO or the President on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.9 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, CEO, President or Secretary in like manner and on like notice on the written request of any two or more Directors.
     3.7 Telephone Meetings. Board of Directors or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.
     3.8 Adjourned Meetings. A majority of the Directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.9 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
     3.9 Notice Procedure. Subject to Sections 3.6 and 3.10 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telegram, telecopy or by other means of electronic transmission.
     3.10 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

     3.11 Organization. At each meeting of the Board of Directors, the Chairman, or in his absence, the Vice Chairman shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
     3.12 Quorum of Directors. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.
     3.13 Action by Majority Vote. Except as otherwise expressly required by these By-laws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     3.14 Action Without Meeting. Unless otherwise restricted by these By-laws or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
ARTICLE IV
COMMITTEES OF THE BOARD
     4.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.

     4.2 Committee Minutes. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.
     4.3 Removal. Any member (and any alternate member) of any committee of the Board of Directors may be removed from his or her position as a member (or alternate member, as the case may be) of such committee at any time, either for or without cause, by the Board of Directors.
     4.4 Vacancies. If any vacancy shall occur in any committee of the Board of Directors, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.
ARTICLE V
OFFICERS
     5.1 Positions; Election. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chairman, Vice Chairman, President, a Secretary, a Treasurer, a Vice President and any other officers as the Board of Directors may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board of Directors from time to time. Any number of offices may be held by the same person.
     5.2 Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights.
     5.3 Chairman; Vice Chairman. Unless otherwise determined by the Board of Directors, the Chairman, or in his absence, the Vice Chairman, shall preside at all meetings of the Board of Directors. The Chairman and the Vice Chairman shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors, which duties may include, if so determined by the Board of Directors, duties generally performed by a chief executive officer of a corporation.
     5.4 President; Chief Executive Officer. Unless the Board of Directors has designated another person as the Corporation’s CEO, the President shall be the CEO of the Corporation. The CEO shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of CEO or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the CEO (if the President is not the CEO) may from time to time prescribe. The CEO or the President (if the President is not the CEO) may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
     5.5 Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
     5.6 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the Stockholders and shall record all the proceedings of the meetings of the Board of Directors and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and of the Stockholders and shall perform such other duties as may be prescribed by the Board of Directors or by the President. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the CEO or the President (if the President is not the CEO) or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors or the President.
     5.7 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever, deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the President or the Board of Directors, whenever the President or the Board of Directors shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board, and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors or the President.
     5.8 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or the President.
ARTICLE VI
CONTRACTS, LOANS, CHECKS, DRAFTS, BANK ACCOUNTS
     6.1 Execution of Contracts. The Board of Directors, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.
     6.2 Loans. The Board of Directors may prospectively or retroactively authorize the CEO or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board of Directors so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors may be general or confined to specific instances, or otherwise limited.
     6.3 Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
     6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment-banking firms, financial institutions or other depositaries as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board of Directors.
ARTICLE VII
STOCK
     7.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates (if any) representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the Vice Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or

any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
     7.2 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.
     7.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VIII
BOOKS AND RECORDS
     Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE IX
SEAL
     The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
ARTICLE X
FISCAL YEAR
     The fiscal year of the Corporation shall be determined by the Board of Directors.
ARTICLE XI
AMENDMENTS
     11.1 Amendments. These By-laws may be amended or repealed and new By-laws may be adopted by the Board of Directors, but the Stockholders may make additional By-laws and may alter and repeal any By-laws whether such By-laws were originally adopted by them or otherwise in accordance with the terms of the Certificate of Incorporation.

     11.2 Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.